     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000

                         REGISTRATION NO. 333-
                                              ---------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                POPMAIL.COM, INC.
             (Exact name of Registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   31-1487885
                        (IRS Employer Identification No.)

                         1333 CORPORATE DRIVE, SUITE 350
                               IRVING, TEXAS 75038
                    (Address of principal executive offices)

                   IZ.COM INCORPORATED 1999 STOCK OPTION PLAN
                              (Full title of Plan)

                                  THOMAS W. ORR
                                POPMAIL.COM, INC.
                         1333 CORPORATE DRIVE, SUITE 350
                               IRVING, TEXAS 75038
                     (Name and address of agent for service)

                                 (972) 550-5500
          (Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:

                             PHILIP J. TILTON, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                               3300 NORWEST CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
  TITLE OF SECURITIES TO BE     PROPOSED MAXIMUM AMOUNT       PROPOSED MAXIMUM      AMOUNT OF AGGREGATE     REGISTRATION FEE
         REGISTERED             TO BE REGISTERED (1)(2)      OFFERING PRICE PER      OFFERING PRICE(1)
                                                                  SHARE(1)
------------------------------ -------------------------- ------------------------- --------------------- ---------------------
common stock ($0.01 per            3,348,895 shares                $.844               $2,826,467.38            $746.19
value per share)
============================== ========================== ========================= ===================== =====================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Registrant's common stock on Nasdaq on July 18, 2000.

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(2)      Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the stock option plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.


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                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by PopMail.com, inc., a Minnesota corporation (the "Registrant" or the "Company"), relating to 3,348,895 shares of common stock, par value $.01 per share, issuable upon conversion of the Company's Series F Convertible Preferred Stock (the "Series F Preferred Stock"), which shares are issuable upon exercise of options granted under the IZ.com Incorporated 1999 Stock Option Plan assumed by the Registrant in connection with the February 9, 2000 merger by and among the Company, IZ Acquisition Corporation (a wholly owned subsidiary of the Company) and IZ.com Incorporated. Each share of Series F Preferred Stock is convertible into 25.66 shares of the Company's common stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION. Not filed as a part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. Not filed as a part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are incorporated herein by reference and made a part hereof:

(1) the Registrant's Annual Report on Form 10-KSB for the year ended January 2, 2000 filed with the SEC on April 13, 2000;

(2) the Registrant's Preliminary Proxy Statement filed with the SEC on April 18, 2000;

(3) the Registrant's Amended Current Report on Form 8-K/A filed with the SEC on April 24, 2000;

(4)     the Registrant's Definitive Proxy Statement filed with the SEC on May 1,
        2000;

(5)     the Registrant's Current Report on Form 8-K filed with the SEC on May 8,
        2000;



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(6)     the Registrant's Revised Proxy Statement filed with the SEC on May 9,
        2000;

(7) the Registrant's Quarterly Report on Form 10-Q for the three months ended April 12, 2000 filed with the SEC on May 17, 2000; and

(8) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and all amendments thereto and reports filed for the purpose of updating such description).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company is governed by Minnesota Statues Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceedings, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 8.   EXHIBITS.

4(a)    IZ.com Incorporated 1999 Stock Option Plan;

4(b) Articles of Incorporation of the Company as Amended (incorporated herein by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended April 4, 1999);

4(c) Articles of Amendment to Articles of Incorporation (incorporated by reference from Exhibit 3.1(d) to the Registrant's Current Report on Form 8-K dated September 1, 1999);


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4(d)    Bylaws of the Company (incorporated herein by reference as Exhibit 3(b)
        to the Registrant's Registration Statement on Form SB-2 (No.
        333-34235));

5(a)    Opinion of Maslon Edelman Borman & Brand, LLP;

23(a)   Consent of Grant Thornton LLP;

23(b)   Consent of Arthur Andersen LLP;

23(c)   Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5);
        and

24(a)   Power of Attorney (included on signature page).

ITEM 9.   UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement;

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (4)      To remove from registration by means of a post-effective
                  amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Security Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, as of July 20, 2000.

                                            POPMAIL.COM, INC.

                                            By: /s/ Stephen D. King
                                                -------------------------------
                                                Stephen D. King
                                                Chief Executive Officer
                                                (Principal Executive Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of PopMail.com, inc. hereby severally constitute Stephen D. King and Mark D. Dacko and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable PopMail.com, inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below as of July 20, 2000 by the following persons in the capacities and as of the date indicated.

NAME                                     TITLE

/s/ Stephen D. King                      Chief Executive Officer and Director
---------------------------              (Principal Executive Officer)
Stephen D. King


/s/ Mark D. Dacko                        Controller
---------------------------
Mark D. Dacko


/s/ Thomas W. Orr                        Director
---------------------------
Thomas W. Orr



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/s/ Jesse Berst                        Chief Operating Officer and Director
---------------------------
Jesse Berst


                                       Director
---------------------------
Michael L. Krienik


/s/ Gary Schneider                     Director
---------------------------
Gary Schneider



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                                    EXHIBITS

EXHIBIT      DESCRIPTION OF EXHIBIT

 4(a)        IZ.com Incorporated 1999 Stock Option Plan.

 5(a)        Opinion of Maslon Edelman Borman & Brand, LLP.

23(a)        Consent of Grant Thornton LLP.

23(b)        Consent of Arthur Andersen LLP.

23(c)        Consent of Maslon Edelman Borman & Brand, LLP
             (contained in Exhibit 5).

24(a)        Power of Attorney (included on signature page).




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